EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Amendment No. 1 of Form S-1 Registration Statement of our report dated February 20, 2015, relating to the financial statements of BioSig Technologies. Inc. which appear in this Registration Statement.  Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern

We also consent to the references to us under the heading “Experts” in such Registration Statement.

                                                                                                             /s/ Liggett, Vogt & Webb, P.A.

New York, New York
June 10, 2015